PROMISSORY NOTE

$60,594                                                           August 5, 1999

         FOR VALUE RECEIVED, COMPUFLIGHT, INC., a Delaware corporation (the "Maker"), with its principal place of business at 175 Columbia Street West, Waterloo, Ontario Canada, promises to pay to the order of RUSSELL K. THAL (the "Payee"), with an address at 26 Ridge Drive, Port Washington, New York 11050, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SIXTY THOUSAND FIVE HUNDRED NINETY-FOUR DOLLARS ($60,594), without interest, as follows:

                                  Date                      Amount

                           August 25, 1999                  $  5,000
                           September 25, 1999                  5,000
                           October 25, 1999                    5,000
                           November 25, 1999                  10,000
                           December 25, 1999                  10,000
                           January 25, 2000                   10,000
                           February 25, 2000                   5,000
                           March 25, 2000                      5,000
                           April 25, 2000                      5,000
                           May 25, 2000                      Balance

     This Note is given pursuant and subject to the terms and conditions of that certain Retirement Agreement of even date between the Maker and the Payee.

     If any of the following events or conditions shall happen or occur (in any case, an "Event of Default"): (i) a default by the Maker in the due and punctual payment of any amount due hereunder and the continuance thereof for a period of fifteen (15) days following receipt of written notice of default from the Payee;
(ii) the application by the Maker for, or consent by the Maker to, the appointment of a receiver, trustee or liquidator of itself or of its property;
(iii) a general assignment by the Maker for the benefit of creditors; (iv) the filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors; or (v) the Maker having an involuntary petition in bankruptcy filed against it which is not dismissed, discharged or stayed within sixty (60) days, then and in each and every such Event of Default, the Payee may, by written notice to the Maker, declare the entire unpaid amount of this Note then outstanding to be forthwith due and payable whereupon the same shall become forthwith due and payable.

     This Note may not be waived, changed, modified or discharged orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     Should this Note be placed in the hands of any attorneys for collection upon the occurrence of an Event of Default, the Maker agrees to pay, in addition to all other amounts due and payable hereunder, all costs and expenses of collection, including reasonable attorneys' fees.

     Except as provided for above, the Maker expressly waives presentment, demand, protest, notice of dishonor, notice of maturity, notice of protest, and diligence in collection.

     Any notice, demand or request relating to any matter set forth herein shall be in writing and shall be deemed effective when hand delivered, or one (1) day following the date mailed by overnight mail or nationally recognized overnight courier to the Maker or the Payee at its address stated herein (provided confirmation of receipt is obtained) or at such other address of which it or he shall have notified the party giving such notice in writing as aforesaid.

     This Note may be prepaid in whole or in part without premium or penalty.

     This Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof.

     The Maker hereby agrees that any legal action with regard to this Note shall be brought in the courts of the State of New York or of the United States of America for the Eastern District of New York and hereby appoints Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554,
Attention: Fred Skolnik, Esq., as its agent for service of process in connection therewith.

     IN WITNESS WHEREOF, the Maker has duly executed this Promissory Note as of the day and year first above written.

                                                               COMPUFLIGHT, INC.


                                                            /s/ Duncan Macdonald
                                                            --------------------
                                                                             By:
                                                                Duncan Macdonald
                                                         Chief Executive Officer